UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 4, 2024

Commission File Number: 000-56421

ASIAFIN HOLDINGS CORP.

(Exact name of registrant issuer as specified in its charter)

Nevada	37-1950147
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 30.02, 30th Floor, Menara KH (Promet),

Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code +603 21487170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into A Material Definitive Agreement

On January 3, 2024 AsiaFIN Holdings Corp. (the “Company”), a wholly owned subsidiary of AsiaFIN Holdings Corp. (“ASFH”) entered into a joint venture agreement (the “Agreement”) with Greenpro KSP Holdings Group Co., Ltd. (“GPKSP”).

Pursuant to the Agreement, both parties have agreed to incorporate a new company, KSP AsiaFIN Co., Ltd (“KSP AsiaFIN”). The Company agreed to acquire 49% equity stake in KSP AsiaFIN for THB2,450,000 (approximately $70,000). KSP AsiaFIN is set to exclusively distribute and implement OrangeWorkforce, Robotic Process Automation (RPA) solution developed by OrangeFIN Asia Sdn Bhd, a wholly subsidiary under ASFH for the market in Thailand and Laos.

The preceding description of the Joint Venture Agreement does not purport to be complete and is qualified in its entirety by reference to the Joint Venture Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Exhibit No.	Description
10.1	Joint Venture Agreement dated January 3, 2024 between Greenpro KSP Holding Group Co., Ltd and AsiaFIN Holdings Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASIAFIN HOLDINGS CORP.

Date: January 8, 2024	By:	/s/ Wong Kai Cheong
Wong Kai Cheong
	Title:	Chief Executive Officer President, Director, Secretary and Treasurer (Principal Executive Officer)

Date: January 8, 2024	By:	/s/ Cham Hui Yin
Cham Hui Yin
	Title:	Finance Manager
(Principal Financial Officer and Principal Accounting Officer)

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